AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended December 31, 2023			Full-Year Ended December 31, 2023
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q4 2023 acquired IPR&D and milestones expense	$—	$2.87	$2.91	$496	$11.19	$11.23
Q4 2023 acquired IPR&D and milestones expense	282	(0.15)	(0.15)	282	(0.15)	(0.15)
Guidance including Q4 2023 acquired IPR&D and milestones expense	$282	$2.72	$2.76	$778	$11.04	$11.08

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